Exhibit 8.1

The following table sets forth the details of our principal subsidiaries and significant PRC-incorporated affiliates as of December 31, 2016:

	Jurisdiction of	Legal Ownership
Name	Incorporation	Interest
Fortune Software (Beijing) Co., Ltd.	PRC	100%
China Finance Online (Beijing) Co., Ltd.	PRC	100%
Shenzhen Genius Information Technology Co., Ltd.	PRC	100%
Zhengyong Information & Technology (Shanghai) Co., Ltd.	PRC	100%
Zhengtong Information & Technology (Shanghai) Co., Ltd.	PRC	100%
Beijing Fuhua Innovation Technology Development Co., Ltd. *	PRC	Nil
Beijing Chuangying Advisory and Investment Co., Ltd.*	PRC	Nil
Zhongheng Xintai (Beijing) Asset Management Co., Ltd. *	PRC	Nil
Fortune (Beijing) Qicheng Technology Co., Ltd.*	PRC	Nil
Shenzhen Shangtong Software Co., Ltd.*	PRC	Nil
Shenzhen Newrand Securities Advisory and Investment Co., Ltd.*	PRC	Nil
Shenzhen Newrand Securities Training Center*	PRC	Nil
Shanghai Stockstar Wealth Management Co., Ltd.*	PRC	Nil
Beijing Zhongjun Sunshine Investment and Management Co., Ltd	PRC	Nil
Fortune (Beijing) Huiying Investment Consulting Co., Ltd.*	PRC	Nil
Zhengjin (Fujian) Precious Metals Investment Co., Ltd.*	PRC	Nil
Zhengjin (Tianjin) Precious Metals Management Co., Ltd. *	PRC	Nil
Zhengjin (Beijing) Wisdom Petroleum and Chemical Investment Management Co., Ltd. *	PRC	Nil
Zhengjin (Qingdao) Wisdom Trading Co., Ltd. *	PRC	Nil
Zhengjin (Jiangsu) Precious Metals Co., Ltd. *	PRC	Nil
Qingdao Zhengjin Zhida Trading Co., Ltd.	PRC	Nil
Tibet Zhisheng Gold Industry Co., Ltd.	PRC	Nil
Qingdao Zhengjin Taiji Trading Co., Ltd.	PRC	Nil
iTougu (Beijing) Network Technology Co., Ltd. *	PRC	Nil
Yinglibao (Beijing) Network Technology Co., Ltd.	PRC	Nil
Shenzhen Tahoe Investment and Development Co., Ltd.*	PRC	Nil
Tibet Fortune Jinyuan Network Technology Co., Ltd. *	PRC	Nil
Beijing Huizhi Fortune Technology Co., Ltd. *	PRC	Nil
Rifa Financial Holdings Limited**	BVI	85%
Rifa Securities Limited**	Hong Kong	85%
Rifa Futures Limited**	Hong Kong	85%
Rifa Credit Limited**	Hong Kong	85%
Rifa Wealth Management Co.Limited	Hong Kong	85%

* Denotes variable interest entities or subsidiaries of variable interest entities

** iSTAR Financial Holdings Limited was renamed Rifa Financial Holdings Limited on June 14, 2016, iSTAR International Securities Co. Limited was renamed Rifa Securities Limited on June 15, 2016, iSTAR International Futures Co. Limited was renamed Rifa Futures Limited on June 15, 2016, iSTAR International Credit Co., Limited was renamed Rifa Credit Limited in 2016.